EXHIBIT 99.1

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the 31st day of October, 2012 and the Company acknowledges and consents hereto.

MARITAL TRUST FOB MARGARET M. HAVERTY U/W 7-21-03

By:	/s/ J. Rawson Haverty, Jr.
Name:	J. Rawson Haverty, Jr.
Its:	Trustee

By:	/s/ Jane M. Haverty
Name:	Jane M. Haverty
Its:	Trustee

By:	/s/ Ben M. Haverty
Name:	Ben M. Haverty
Its:	Trustee

COMPANY

HAVERTY FURNITURE COMPANIES, INC.

By:	/s/ Jenny H. Parker
Name:	Jenny H. Parker
Title:	Senior Vice President, Finance, Secretary and Treasurer
Address:	780 Johnson Ferry Road, NE, Suite 800 Atlanta, GA 30157

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the 1st day of November, 2012 and the Company acknowledges and consents hereto.

MARITAL TRUST B FOB MARGARET M. HAVERTY U/W 7-21-03

By:	/s/ J. Rawson Haverty, Jr.
Name:	J. Rawson Haverty, Jr.
Its:	Trustee

By:	/s/ Jane M. Haverty
Name:	Jane M. Haverty
Its:	Trustee

By:	/s/ Ben M. Haverty
Name:	Ben M. Haverty
Its:	Trustee

COMPANY

HAVERTY FURNITURE COMPANIES, INC.

By:	/s/ Jenny H. Parker
Name:	Jenny H. Parker
Title:	Senior Vice President, Finance, Secretary and Treasurer
Address:	780 Johnson Ferry Road, NE, Suite 800 Atlanta, GA 30157